CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                   Seventh Amendment and Extension Agreement

                                      to

                       Receivables Purchase Agreement


     This Seventh Amendment and Extension Agreement (this "Amendment") dated as of November 29, 1995, to Receivables Purchase Agreement dated as of November 29, 1988, as amended by Amendment Agreement No. 1 dated as of December 21, 1988, Letter Agreement dated November 27, 1989, Second Amendment and Extension Agreement dated as of November 29, 1990, Third Amendment and Extension Agreement dated as of November 29, 1991, Fourth Amendment and Extension Agreement dated as of November 29, 1992, Fifth Amendment and Extension Agreement dated as of November 29, 1993 and Sixth Amendment and Extension Agreement dated as of November 29, 1994 (as so amended, the "Purchase Agreement") between CENTRAL VERMONT PUBLIC SERVICE CORPORATION (the "Seller") and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Purchase Agreement.

     WHEREAS, pursuant to 2.1(b) of the Purchase Agreement, the Purchase Termination Date is scheduled to occur on the second anniversary of the Closing Date, as extended for one-year periods from time to time, currently extended to November 29, 1996; and

     WHEREAS, by means of a letter dated September 8, 1995 from the Seller to the Bank the Seller has requested that the Purchase Termination Date be extended for an additional one-year period beyond November 29, 1996, and the Bank is willing to so extend the Purchase Termination Date, on the terms and conditions contained herein; and

     WHEREAS, the Seller and the Bank wish to make certain other changes to the Purchase Agreement, on the terms and conditions contained herein;

     NOW, THEREFORE, the Bank and the Seller agree as follows:

     Section 1.  Amendments to the Purchase Agreement.

     (a) Section 2.1(c) of the Purchase Agreement is hereby amended by deleting said section in its entirety and substituting therefor the following:

     "(c) The Seller may at any time prior to the Purchase Termination Date terminate the Purchase Commitment in full, or at the end of any fiscal quarter reduce the Purchase Commitment in part in integral multiples of $1,000,000, in each case by giving 30 Business Days' prior written notice thereof to the Bank. Subject to 3.2 hereof, any such termination or reduction may be effected by the Seller without penalty. No termination of the Purchase Commitment shall be subject to reinstatement without the prior written consent of the Bank, which consent may be withheld in the Bank's sole discretion."

     (b) Section 2.7(a)(iii) of the Purchase Agreement is hereby amended by deleting the percentage "1/4 of 1%" and substituting therefor the percentage ".20 of 1%".

     (c) The Purchase Agreement is hereby amended by deleting Schedule 1.1 thereto and substituting therefor a new Schedule 1.1 in the form attached hereto as Schedule 1.1.

     Section 2. Extension of the Purchase Termination Date. The Bank hereby agrees that the Purchase Termination Date referred to in 2.1(b) of the Purchase Agreement shall be extended for an additional one-year period, such that the Purchase Termination Date shall now occur on November 29, 1997.

     Section 3.  Representations and Warranties.

     The Seller represents and warrants as follows:

     (a) The execution and delivery of this Amendment and the performance by the Seller of the Purchase Documents as amended hereby are within the corporate powers of the Seller and have been duly authorized by all requisite corporate action by the Seller, do not contravene (i) the Seller's Articles of Association or by-laws or (ii) any law, rule, order, regulation or contractual restriction (including, without limitation, any restriction in the Indenture) binding on or affecting the Seller, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

     (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery of this Amendment or the performance by the Seller of the Purchase Documents as amended hereby.

     (c) This Amendment and the Purchase Documents as amended hereby are the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) The representations and warranties contained in 6 of the Purchase Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except that references to financial statements in 6.5 of the Purchase Agreement shall be deemed to refer to the most recent financial statements delivered by the Seller thereunder).

     (e) No Termination Event or event that, with the giving of notice or passage of time or both would become a Termination Event, has occurred and is continuing.

     Section 4.  Miscellaneous.

     (a) This Amendment and the modifications to the Purchase Agreement set forth herein shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     (b) On and after the date hereof, each reference in the Purchase Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Purchase Agreement as amended hereby.

     (c) Except as amended and modified hereby, the Purchase Agreement respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

     (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.


CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:  /s/  Jonathan W. Booraem
Title:  Treasurer


THE FIRST NATIONAL BANK OF BOSTON

By: /s/  Rita M. Cahill
Rita M. Cahill
Title:  Vice President


                                                          Schedule 1.1

                CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                             CERTAIN CUSTOMERS


General Electric Co.
SKI, Ltd.
Grand Union Stores
Wyeth Nutritionals
Specialty Paperboard
Eveready Battery Co.
Stratton Corp.
Vermont Castings Foundry
Johnson Controls Inc.
C&S Wholesale Grocers
Mack Molding
Jones & Lamson Corp.
E.H.V. Industries
Tambrands Inc.
Rutland Hospital
Luzenac America
Zayre
Middlebury College
Price Chopper
Cerosimo Lumber Co.